Exhibit 99.1

FOR:    WEBCO INDUSTRIES, INC.
                                                          CONTACT:     Dana S. Weber
                                                                                    President and Chief Operating Officer
                                                                                    (918) 241-1040
                                                                            Mike Howard
                                                                                    Chief Financial Officer
                                                                                    (918) 241-1094

For Immediate Release

Webco Industries, Inc. Appoints Special Committee to Evaluate Proposed Reverse Split;
Subsequent Deregistration Contemplated

        Webco Industries, Inc. (AMEX: WEB) today announced that Webco's board of directors has approved the creation of a special committee, comprised of three independent directors, to evaluate a proposed reverse stock split. The proposal contemplates an amendment to Webco's certificate of incorporation, which, if approved by its Board of Directors and stockholders, would result in a reverse stock split of Webco's common stock in such a ratio as to reduce the number of stockholders of record from its current level of approximately 340 to less than 300 shareholders of record. Under Webco's proposal, holders of less than a specified number of shares prior to the reverse stock split who would otherwise be entitled to receive fractional shares as a result of the reverse stock split, would instead receive a cash payment for those shares. Under Webco's proposal, the payment for the fractional shares is expected to be between $4.00 and $5.00 per pre-reverse split share. The special committee is in the process of engaging a financial adviser to advise it concerning valuation issues relating to the reverse stock split. The reverse stock split and the price to be paid for the fractional shares will be subject to the negotiation of definitive documents, amendment of Webco's current credit agreement, the special committee's deliberation and recommendation of the reverse stock split to the full Board of Directors and the approval by Webco's Board of Directors and stockholders. Holders of a number of shares in excess of the designated exchange ratio prior to the reverse stock split will continue to be stockholders after the reverse stock split and will not be entitled to receive any cash.

        If the reverse split is effected as planned, Webco would have fewer than 300 stockholders of record. If that is the case, Webco would deregister its common stock under the Securities Exchange Act of 1934, Webco's common stock would no longer be traded on the American Stock Exchange, and Webco would cease filing periodic reports with the Securities and Exchange Commission.

        Although Webco's shares no longer will be quoted on the American Stock Exchange, Webco expects that its common stock will be quoted on the Pink Sheets. The Pink Sheets is a provider of pricing and financial information for the over-the-counter (OTC) securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

        No assurance can be given that any transaction will take place on these or any other terms or that the Company's stock will be quoted on the Pink Sheets.

        Webco is a manufacturer and value-added distributor of high-quality carbon steel, stainless steel and other metal tubular products designed to industry and customer specifications. Webco's tubing products consist primarily of pressure tubing and specialty tubing for use in durable and capital goods, including heat exchangers, boilers, automobiles and trucks and home appliances. Webco's long-term strategy involves the pursuit of niche markets within the metal tubing industry through the deployment of leading-edge manufacturing and information technology. Webco has three production facilities in Oklahoma and Pennsylvania and five value-added distribution facilities in Oklahoma, Texas, Illinois and Michigan, serving more than 1,000 customers throughout North America.

        Safe harbor for forward-looking statements. Certain statements in this release, including, but not limited to, those preceded by or predicated upon the words "anticipates," "appears," "believes," expects," "hopeful," "plans," "should," "would" or similar words constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Webco, or industry results, to differ materially from any future results, performance or achievements expressed or implied herein. Those risks include, but are not limited to those described under Part I, Item I: "Forward-Looking Statements" in Webco's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, which is incorporated herein by reference. Risks described in the Form 10-K include general and economic conditions, competition from imports, changes in manufacturing technology, banking environment, relocation of domestic demand and capacity, raw material costs and availability, industry capacity, domestic competition, loss of significant customers and customer work stoppages, customer claims, technical and data processing capabilities, and insurance cost and availability.